Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 (Registration No. 333-126660) of Warner Chilcott Holdings Company III, Limited of our report dated July 15, 2005, except for Note 2, as to which the date is March 28, 2006, relating to the financial statements of Warner Chilcott PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Belfast

Northern Ireland

April 19, 2006